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                         FBL VARIABLE INSURANCE SERIES FUND
                           DECLARATION OF TRUST AMENDMENT

     AMENDMENT, dated as of April 1, 1987, to the Declaration of Trust (the "Declaration") of FBL Variable Insurance Series Fund (the "Trust"), dated November 3, 1986.

     WHEREAS, the Trust was established by Declaration of Trust on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

     WHEREAS, the Declaration was executed by the three Trustees named in the Declaration who, at the first meeting of the Board of Trustees held on March 13, 1987, fixed the number of Trustees to constitute the initial Board of Trustees at eight, and, to fill the five vacancies created thereby, appointed five additional individuals to serve as Trustees; and

     WHEREAS, the Declaration provides for the establishment of six series of shares, to wit: the Money Market Portfolio, Growth Common Stock Portfolio, Maximum Capital Gain Portfolio, High Yield Bond Portfolio, High Grade Bond Portfolio and Balanced Portfolio; and

     WHEREAS, pursuant to a resolution adopted March 13, 1987, the Trustees of the Trust desire to rename three of the six series of shares; and

     WHEREAS, no shares of the Trust have been issued as of the date hereof.

     NOW, THEREFORE, pursuant to Section 7 of Article XII of the Declaration, the Trustees of the Trust hereby amend the Declaration as set forth below:

     1. Section 7 of Article III of the Declaration is hereby amended by deleting the first paragraph thereof and substituting in its place the following:

          "Section 7. ESTABLISHMENT AND DESIGNATION OF SERIES. Without limiting the authority of the Trustees as set forth in Section 6, INTER ALIA, to establish and designate any further series or to modify the rights and preferences of any series, the Money Market Portfolio, Growth Common Stock Portfolio, Aggressive Growth Common Stock Portfolio, High Yield Bond Portfolio, High Quality Bond Portfolio and Managed Portfolio shall be, and each is, hereby established and designated. Shares of a series shall be preferred over shares of all other series in respect of the assets of that series.

     2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

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     3.   This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument as of the date and year first above written.

/s/ Robert R. Joslin                         /s/ Ben C. Buckingham
-------------------------------              -------------------------------
Robert R. Joslin, as Trustee                 Ben C. Buckingham, as Trustee
and not individually                         and not individually

/s/ Gerald Snethen                           /s/ John R. Graham
-------------------------------              -------------------------------
Gerald Snethen, as Trustee                   John R. Graham, as Trustee
and not individually                         and not individually

/s/ Stephen M. Morain                        /s/ Alice V. Murray
-------------------------------              -------------------------------
Stephen M. Morain, as Trustee                Alice V. Murray, as Trustee
and not individually                         and not individually

/s/ Donald G. Bartling                       /s/ Curtis C. Pietz
-------------------------------              -------------------------------
Donald G. Bartling, as Trustee               Curtis C. Pietz, as Trustee
and not individually                         and not individually


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                                                                           'I
State of    Iowa  )
         ---------
                  )    ss:
County of   Polk  )
         ---------

     On this 15th day of April, 1987, before me, the undersigned, a Notary Public in and for the State of Iowa, personally appeared Robert R. Joslin, to me known to be one of the persons who executed the foregoing instrument, and he acknowledged that he executed the same as his voluntary act and deed.


                                                  /s/ Jean A. Peters
                                                  ------------------
                                                      Notary Public


[Seal]


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